                                                                    EXHIBIT 10.2

"[*]" = confidential portions of this document that have been omitted and have been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 406 of the Securities Act of 1933.



              AGREEMENT REGARDING GOVERNANCE AND COMMERCIAL MATTERS

          This AGREEMENT REGARDING GOVERNANCE AND COMMERCIAL MATTERS (this "Agreement"), dated December 16, 2001, is entered into by and among American
 ---------
Home Products Corporation, a Delaware corporation ("AHP"), American Cyanamid
                                                    ---
Company, a Maine corporation and wholly owned subsidiary of AHP ("ACC"), and
                                                                  ---
Amgen Inc., a Delaware corporation ("Amgen"), with reference to the following
                                     -----
facts:

                                    RECITALS

          WHEREAS, AHP and ACC are parties to that certain Amended and Restated Governance Agreement dated as of December 15, 1992, as amended on May 20, 1999, as further amended August 9, 2000, and as supplemented by that certain Agreement dated September 23, 1994 between Immunex Corporation, a Washington corporation ("Immunex"), and AHP (collectively, the "Governance Agreement");
  -------                                --------------------

          WHEREAS, the Governance Agreement establishes certain terms and conditions concerning the corporate governance of Immunex and the disposition of securities of Immunex by AHP and ACC;

          WHEREAS, Amgen, AMS Acquisition Inc., a Washington corporation and wholly owned subsidiary of Amgen ("Merger Sub"), and Immunex have entered into
                                   ----------
that certain Agreement and Plan of Merger of even date herewith (the "Merger
                                                                      ------
Agreement") pursuant to which, among other things, Merger Sub shall merge with
---------
and into Immunex (the "Merger") whereupon, at the Effective Time (as defined in
                       ------
the Merger Agreement) of the Merger (the "Effective Time"), Immunex will become
                                          --------------
a wholly owned subsidiary of Amgen;

          WHEREAS, certain terms of the Governance Agreement are implicated by the Merger Agreement and the transactions contemplated thereby;

          WHEREAS, AHP, ACC and Immunex are parties to that certain Product Rights Agreement by and among the Wyeth-Ayerst Research division of AHP, the Lederle Pharmaceutical division of ACC and Immunex dated as of July 1, 1998, as amended by Amendment No. 1 to the Product Rights Agreement dated May 20, 1999 (the "Product Rights Agreement");
      ------------------------

          WHEREAS, in light of the foregoing and for the avoidance of doubt, AHP and ACC have agreed to (i) provide for the termination of the Governance Agreement and (ii) provide for the termination of certain rights under the Product Rights Agreement; and

          WHEREAS, AHP and Amgen desire to set forth in writing certain other agreements between them.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the above, the agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

          1.   Product Rights Agreement.

               a. No Prior Exercise. AHP and ACC each represents and acknowledges that, as of the date of this Agreement, AHP has not exercised any Product Call (as that term is defined in the Product Rights Agreement) under the Product Rights Agreement. AHP and ACC each hereby agrees that it shall hereafter provide written notice to Amgen of any Product Call, Replacement Product Call or Amended ROFR exercised by it at the same time it provides notice to Immunex.

               b. Termination of Exercise of Product Call. AHP and ACC each agree that, at the Effectve Time, the exercise of any Product Call, Replacement Product Call or Amended ROFR (as those terms are defined in the Product Rights Agreement) which AHP, or any of its subsidiaries or affiliates, initiated or completed after the execution of this Agreement and prior to the Effective Time shall terminate as of the Effective Time; provided, that, concurrently with and as a condition to such termination, Amgen shall pay, or cause Immunex to pay, to AHP in immediately available funds all amounts paid by AHP to Immunex in connection with such exercise of any Product Call, Replacement Product Call or Amended ROFR. Upon such termination, the Product Call, Replacement Product Call or Amended ROFR right so exercised shall be treated as having never been exercised and AHP, its subsidiaries or affiliates, shall have no continuing rights, interests or obligations under any such exercised Product Call, Replacement Product Call or Amended ROFR or to the product covered by such Product Call, Replacement Product Call or Amended ROFR. AHP shall promptly return all information, reports and materials transferred to AHP in conjunction with such exercise by AHP and cooperate in assigning any third party rights or agreements relating to the products covered by the exercised Product Call, Replacement Product Call or Amended ROFR.

               c. Termination of Rights Under Product Rights Agreement. Concurrently with the Effective Time, each of AHP, ACC and Amgen shall take all action necessary to cause the Product Rights Agreement to be amended to provide that (i) the Amended ROFR Term (as defined in the Product Rights Agreement) and
(ii) the Product Call Term (as defined in the Product Rights Agreement) shall each be terminated as of the Effective Time; provided, that, concurrently with and as a condition to such termination, Amgen shall pay, or shall cause Immunex to pay, a one-time payment of [*] to AHP in exchange for the termination of the foregoing rights.

          2. Termination of Governance Agreement. AHP and ACC each hereby agrees to take any and all action reasonably requested by Amgen to terminate the Governance Agreement as of the Effective Time.

[*] Confidential Treatment Requested.

          3. Covenant Not to Sue. Amgen agrees not to sue AHP or its Affiliates (defined below) under the Amgen Intellectual Property (defined below) to the sole extent of AHP and its Affiliates developing, having developed, making, having made, using, having used, marketing, having marketed, distributing, having distributed, importing, offering for sale, selling and having sold Enbrel (defined below)(whether alone or in combination or sequential use with other pharmaceutically active ingredients) anywhere in the world outside of the United States and Canada. This covenant cannot be assigned or otherwise transferred to any other person or entity. For the avoidance of doubt, this covenant shall terminate in the event this Agreement is terminated in accordance with Section 5 hereof.

               a. Affiliate. For the purposes of this Section 3 only, "Affiliate" shall mean any corporation or business entity of which AHP owns
 ---------
directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which AHP directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of AHP, or directly or indirectly controls AHP.

               b.   Amgen Intellectual Property. For the purposes of this
Section 3 only, "Amgen Intellectual Property" shall mean (i) any and all (a) patents, (b) pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted on any of the foregoing, and (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof that would (if issued) be infringed by the development, manufacture, use or sale of Enbrel or any pharmaceutical product containing Enbrel, which, in each case is or are Controlled by or hereafter come into the Control of Amgen.

               c.   Control. For the purposes of this Section 3 only, "Control"
                                                                       -------
or "Controlled" shall mean the possession (whether by ownership  or license,
    ----------
other than pursuant to this Agreement) by Amgen of the ability to grant to AHP and its Affiliates access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements with any third party existing before the date of this Agreement.

               d.   Enbrel. For the purposes of this Section 3 only, "Enbrel"
                                                                    ------
shall mean tumor necrosis factor receptor [*], all derivatives and analogs thereof (provided however, that such analogs or derivatives shall not include [*] and any improvements thereto, including, but not limited to, [*].

          4. Option for Sublicense. Amgen hereby grants to AHP an exclusive option to acquire, subject to the approval of the University of Oklahoma, an exclusive sublicense from Amgen under that certain License Agreement by and between Amgen and the University of Oklahoma dated June 18, 1993, such sublicense to be under the terms and conditions of the sublicense agreement attached hereto as Exhibit A (the "Sublicense Agreement"). No sublicense shall be granted pursuant to this option unless approved by the University of Oklahoma, which

[*] Confidential Treatment Requested.

approval Amgen shall promptly seek at the request of AHP. AHP may exercise such option at any time on or before December 31, 2002 by providing written notice to Amgen electing to so exercise such option. In the event AHP so exercises the option, Amgen and AHP, within ten (10) business days of Amgen's receipt of AHP's notice, shall execute and deliver to each other the Sublicense Agreement. In the event AHP exercises its option, in addition to all payments (upfront, milestone and royalties) due and payable under the Sublicense Agreement, AHP shall pay to Amgen, a one-time, nonrefundable, noncreditable, reimbursement in an amount not to exceed [*] for amounts paid to the University of Oklahoma in 2002 to maintain the License Agreement. Such reimbursement shall be due and payable on the date of execution of the Sublicense Agreement.

          5. Effectiveness; Termination. This Agreement will become effective upon the execution hereof by the parties hereto. This Agreement shall be terminated and of no further force or effect upon the termination of the Merger Agreement.

          6. Third Party Beneficiary. The parties to this Agreement acknowledge and agree that Immunex shall be an express third party beneficiary of their respective representations, agreements and obligations under this Agreement.

          7. Enforceability. Notwithstanding the fact that Immunex is a party to the Governance Agreement and the Product Rights Agreement and not a signatory hereto, this Agreement shall be effective with respect to such agreements and will be enforceable as it relates to each such Agreement.

          8. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without reference to conflicts of laws.

          9. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of Amgen and AHP. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          10. Further Assurances. Each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to comply with and ensure that Amgen and AHP each receive the full benefit of this Agreement.

          11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[*] Confidential Treatment Requested.

          12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          13. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          14. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

          15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [Signature page follows]

     IN WITNESS HEREOF, the parties have caused this Agreement to be duly executed by persons duly authorized as of the date first above written.


                                      AMERICAN HOME PRODUCTS CORPORATION




                                             /s/ Kenneth Martin
                                      ----------------------------------
                                      By: Kenneth Martin
                                      Title: Senior Vice President and
                                             Chief Financial Officer




                                      AMERICAN CYANAMID COMPANY




                                             /s/ Kenneth Martin
                                      ----------------------------------
                                      By: Kenneth Martin
                                      Title: Senior Vice President




                                      AMGEN INC.




                                             /s/ Steven M. Odre
                                      ----------------------------------
                                      By: Steven M. Odre
                                      Title: Senior Vice President, General
                                             Counsel and Secretary